UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
February 22, 2007

Date of report (Date of earliest event reported)
PepsiCo, Inc.

(Exact Name of Registrant as Specified in its Charter)
North Carolina

(State or other jurisdiction of incorporation)

1-1183	13-1584302
(Commission File Number)	(IRS Employer Identification No.)
700 Anderson Hill Road, Purchase, New York 10577

(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (914) 253-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   The information in this Current Report is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.
PepsiCo today reaffirmed its 2007 earnings per share guidance of at least $3.30 per share (at least 10% growth) and reaffirmed its volume and net revenue guidance of growth in the mid-single digits.
Reconciliation
In discussing financial results and guidance, the Company may refer to certain non-GAAP measures. A reconciliation of any such non-GAAP measures to reported financial statements is included herein and can be found under “PepsiCo Financial Press Releases” on the Company’s website in the “Investors” section.

Reconciliation of GAAP and Non-GAAP Information
In 2006, we recorded non-cash tax benefits of $602 million (“2006 Tax Adjustments”), substantially all of which related to the Internal Revenue Service’s (IRS’s) examination of our consolidated income tax returns for the years 1998 through 2002. In 2006, Pepsi Bottling Group, Inc. (PBG) also recorded non-cash tax benefits in connection with the IRS’s examination of certain of their consolidated income tax returns. We recorded our share of these tax benefits in bottling equity income in the fourth quarter of 2006. In addition, in 2006, we recorded restructuring and impairment charges in conjunction with consolidating the manufacturing network at Frito-Lay North America by closing two plants in the U.S., and rationalizing other assets, to increase manufacturing productivity and supply chain efficiencies.
Our 2007 projected diluted EPS growth without the impact of the 2006 Tax Adjustments, our share of PBG’s tax settlement and restructuring and impairment charges is not a measure defined by Generally Accepted Accounting Principles (GAAP). However, we believe investors should consider this measure as it is more indicative of our ongoing performance.

	2007		Year Ended
	Guidance		12/30/06	Growth
Reported Diluted EPS	$3.30	+	$3.34	(1	)%+
2006 Tax Adjustments	—		(0.36)
PepsiCo Share of PBG Tax Settlement	—		(0.01)
Restructuring and Impairment Charges	—		0.03

Diluted EPS Excluding Above Items	$3.30	+	$3.00	10	%+

Cautionary Statement
This report contains statements concerning PepsiCo’s expectations for future performance. Any such forward-looking statements are inherently speculative and are based on currently available information, operating plans and projections for future events and trends. As such, they are subject to numerous risks and uncertainties. Actual result and performance may be significantly different from expectations. Please see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, for a discussion of specific risks that may affect our performance.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2007	PepsiCo, Inc.
	By:	/s/ Thomas H. Tamoney, Jr.
Thomas H. Tamoney, Jr.
Vice President, Deputy General Counsel and Assistant Secretary